UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported:	January 29, 2008

Pacific Sands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	00-29483	88-0322882
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(I.R.S. Employer Identification No.)

1509 Rapids Dr. Racine WI	53404
(Address of Principle Executive Offices)	(Zip Code)

(262) 619-3261
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written Communications pursuant to Rule 425 under Section Act (17 CFT 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01	Other Events, Financial Statements and Exhibits.

On January 24, 2008 Pacific Sands, Inc. (“Company”) and its former CEO, Stanley Paulus, entered into a settlement agreement resolving all legal actions between them, each party being responsible for its own legal expenses. Proceedings had been pending in the US District Court, Eastern District of California.  The proceedings involved certain compensation and note claims alleged by Mr. Paulus, as well as certain allegations by the Company relating to compensation and performance deficiencies during Mr. Paulus’ tenure as CEO.  The Company will pay Mr. Paulus $100,000 over a two and a half year period. Mr. Paulus extended an option to the Company for a pre-payment discount. Once payment is completed, Mr. Paulus shall file a dismissal with prejudice within two weeks thereafter.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant had duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

Pacific Sands, Inc.
(Registrant)

Dated: February 4, 2008	/s/ Michael D. Michie
Michael D. Michie, CFO